Progress Completes Acquisition of Chef BEDFORD, MA—October 6, 2020—Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced the completion of the acquisition of Chef Software, a global leader in DevOps and DevSecOps, providing complete infrastructure automation to build, deploy, manage and secure applications in modern multi-cloud and hybrid environments, as well as on-premises. Progress announced the proposed acquisition on September 8th. Progress is a trusted provider of the best products to develop, deploy and manage high-impact business applications. As part of Progress, Chef will further enhance that position by providing industry-leading compliance and application automation products for multi-cloud and on-prem infrastructure. Chef products include Chef® Enterprise Automation Stack™, Chef® Infra™, Chef® InSpec®, Chef® Habitat®, Chef® Compliance™ and Chef® Desktop™. “We are thrilled to complete our acquisition of Chef, which extends Progress offerings in the DevOps ecosystem with market-leading, modern infrastructure automation, and expands the Progress developer community, bringing the DevOps persona to the forefront,” said Yogesh Gupta, CEO, Progress. “Following on the heels of our 2019 acquisition of Ipswitch, we are confident that Chef will serve as another proof point that illustrates the potential of our total growth strategy to expand our business through accretive M&A to the benefit of all of our stakeholders.” Progress purchased Chef for $220 million in cash. Progress funded the transaction with existing cash on hand and borrowings under its existing credit facility. The transaction is expected to be accretive beginning in Q1 FY2021 to both non-GAAP earnings per share and cash flow. Additional Resources • Follow Progress on Twitter, Facebook and LinkedIn • Read the Progress blog Note Regarding Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the effects of disruption from the acquisition of Chef making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or Chef’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Chef’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release. About Progress Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, leading data connectivity technology, web content management, business rules, secure file transfer and network monitoring. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473. ### Progress, Chef, Infra, Inspec, and Habitat are trademarks or registered trademarks of Progress Software Corporation and/or one of its subsidiaries or affiliates in the US and other countries. Any other trademarks contained herein are the property of their respective owners. Press Contact: Erica McShane Progress Software +1 781-280-4000 pr@progress.com